EXHIBIT 99.1

Customers Bancorp, Inc. SM 1015 Penn Avenue Wyomissing, PA 19610

Contacts:
Jay Sidhu, Chairman & CEO 610-935-8693
Richard Ehst, President & COO 610-917-3263
Investor Contact:
Thomas R. Brugger, CFO 484-359-7113

CUSTOMERS BANCORP RAISES $13 MILLION OF CAPITAL

Total raise since mid-2009 now $106 million

WYOMISSING, Pa., Oct. 5, 2011 /PRNewswire/ -- Customers Bancorp, Inc. has successfully raised $13 million of capital in a private offering of stock.  Customers Bancorp issued 419,000 shares of Voting Common Stock and 565,848 shares of Class B Non-Voting Common Stock, each at $13.20 per share on September 30, 2011.  "We are pleased to add capital at a price above tangible book value per share to further strengthen our balance sheet, and support our organic and selected M & A growth," stated Jay Sidhu, Chairman and CEO of Customers Bancorp.  In 2010, Customers Bank was recognized as Pennsylvania's best performing bank as measured by ROA and ROE.  "Since 2009, the Bank has raised $106 million of capital to support our growth initiatives," added Thomas Brugger, Chief Financial Officer of Customers Bancorp.

On September 17, 2011, Customers Bancorp, Inc. became the holding company of Customers Bank and completed the acquisition of Berkshire Bancorp, Inc.  Customers Bank shareholders received one share of Customers Bancorp common stock for every three shares of Customers Bank common stock held by its shareholders.  Customers Bank and Berkshire Bancorp shareholders will receive a letter in coming weeks with further information.

Robert Tambur and Rick Burkey were appointed to the Customers Bank's Board of Directors.  Robert Tambur, Chairman and Founder of Tammac Holdings Corporation based in Wilkes Barre, Pennsylvania and Rick Burkey, Chairman and Owner of Burkey Construction Company located in Berks County will be joining the board in October.  "We are confident that Bob and Rick's leadership experience will add to the caliber of our already strong board of directors and we look forward to working with him," said Jay Sidhu.  Rick Burkey previously served on Berkshire Bancorp's board of directors.

About Customers Bancorp and Customers Bank
Customers Bancorp, Inc. is a bank holding company based in Wyomissing, Pennsylvania.  Customers Bank (the "Bank") is a state-chartered, full-service bank headquartered in Phoenixville, Pennsylvania with currently sixteen offices in Southeastern, Pennsylvania, Port Chester, New York and Hamilton, New Jersey.  The Bank is a member of the Federal Reserve System and is insured by the Federal Deposit Insurance Corporation (FDIC).  With assets of more than $1.7 billion, the Bank provides a full range of banking services to small and medium-sized businesses, professionals, individuals and families through branch locations in Pennsylvania, New York and New Jersey.  The Bank is focused on serving its targeted markets with a growth strategy that includes strategically placed branches throughout its market area and continually expanding its portfolio of loans to small businesses and consumers.

"Safe Harbor" Statement
This press release contains statements which, to the extent that they are not recitation of historical fact, may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Exchange Act of 1934, as amended.  These forward looking statements include statements with respect to the Bancorp's and Bank's strategies, goals, beliefs, expectations, estimates, intentions, and financial condition, results of operations, future performance and business. Statements preceded by, followed by or that include the words "may," "could," "should," "pro forma," "looking forward," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan," or similar expressions generally indicate a forward-looking statement.  These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond the Bancorp's control).  Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause the Bancorp's financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements.  The Bancorp cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact that any future acquisition may have on the Bancorp and any such forward-looking statement.  The Bancorp does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by or on behalf of itself or the Bank.